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THE GALAXY FUND (CONNECTICUT MUNICIPAL BOND FUND)                Exhibit (16)(n)

SEC 30-DAY YIELD - PERIOD ENDING JULY 31, 1993



     Formula used in calculating SEC 30-day yield for the Massachusetts Municipal Bond Fund:

     YIELD = 2*[((a-b)/(c*d)+1)^6-1]


     Where:

          a    =    dividends and interest earned during the period
          b    =    expenses accrued for the period (net of reimbursements)
          c    =    the average daily number of units outstanding during
                    July 2-31, 1993
          d    =    the maximum offering price per unit on July 31, 1993


     For the 30-day period ending July 31, 1993, these variables were as follows for the Massachusetts Municipal Bond Fund:

                         a    =                                40,809.27
                         b    =                                     0.00
                         c    =                               962,312.4988
                         d    =                                    10.01

                         Thus, the 30-Day Yield computed to                5.14%
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